POWER OF ATTORNEY
	Know all by these presents, that the undersigned

hereby constitutes and appoints each of Mark T. Hammond, Robert O.
Rondeau,
Jr. and Matthew I. Roslin, signing singly, the
undersigned’s true and
lawful attorney-in-fact to:
	(1)	execute
for and on behalf of the
undersigned, in the undersigned’s capacity
as Chairman of the Board
of Flagstar Bancorp, Inc. (the "Company"), Forms
3, 4, and 5 in accordance
with Section 16(a) of the Securities Exchange
Act of 1934 and the rules
thereunder;
	(2)	do and perform any and all
acts for and on behalf of the
undersigned which may be necessary or
desirable to complete and execute any
such Form 3, 4, or 5 and timely
file such form with the United States
Securities and Exchange Commission
and any stock exchange or similarly
authority; and
	(3)	take any other
action of any type whatsoever in
connection with the foregoing which, in
the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
	The undersigned
hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned further agrees to indemnify and hold the attorney-in-fact free and harmless from and against any and all liabilities, costs, damages, judgments, attorneys’ fees and disbursements, expenses, losses or liabilities of any kind or nature which may incur or sustain as a result of any action taken by him or her in good faith hereunder. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
	The
Power of Attorney shall remain in
full force and effect until the
undersigned is no longer required to file
Forms 3, 4, and 5 with respect
to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of February, 2006.

						/s/ Thomas
J. Hammond
						Signature
						Thomas
J. Hammond

						Print Name

State of Michigan

County of
Oakland


	On the 28th day of February, 2006, before me personally came
Thomas J.
Hammond, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.


	WITNESS my hand and official seal.


						/s/ Caryn E.

Lamb
						Notary Public

[NOTARIAL SEAL]

My
commission
expires:

May 27, 2012